EXHIBIT 99.1

File:  WAMU05AR5 PY A1 O40404.xls

Tab: PY-A1

WAMU 05-AR5 - Price/Yield - A1

Balance	$121,495,000.00	Delay	0
Coupon	4.68105	Dated	04/26/2005
Settle	04/26/2005	First Payment	05/25/2005

Price	5 CPR	10 CPR	15 CPR	20 CPR	25 CPR
100.26059	4.624	4.523	4.423	4.320	4.215	Yield
100.26059	36	53	63	68	67	Spread
100.29184	4.611	4.498	4.385	4.269	4.150	Yield
100.29184	34	50	60	62	61	Spread
100.32309	4.598	4.472	4.346	4.218	4.086	Yield
100.32309	33	48	56	57	54	Spread
100.35434	4.584	4.446	4.308	4.166	4.022	Yield
100.35434	32	45	52	52	48	Spread
100.38559	4.571	4.421	4.270	4.115	3.957	Yield
100.38559	30	42	48	47	41	Spread
100.41684	4.558	4.395	4.232	4.064	3.893	Yield
100.41684	29	40	44	42	35	Spread
100.44809	4.545	4.370	4.194	4.013	3.829	Yield
100.44809	28	37	41	37	29	Spread
100.47934	4.531	4.344	4.156	3.962	3.765	Yield
100.47934	26	35	37	32	22	Spread
100.51059	4.518	4.318	4.118	3.911	3.701	Yield
100.51059	25	32	33	27	16	Spread
100.54184	4.505	4.293	4.079	3.860	3.636	Yield
100.54184	24	30	29	22	9	Spread
100.57309	4.491	4.267	4.041	3.809	3.572	Yield
100.57309	22	27	25	16	3	Spread

WAL	2.58	1.29	0.85	0.63	0.50
Mod Durn	2.34	1.22	0.82	0.61	0.48
Principal Window	May05 - Aug10	May05 - Dec07	May05 - Jan07	May05 - Jul06	May05 - Apr06
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

The attached tables and other statistical analyses (the "Computational Materials") have been prepared and furnished to you Goldman Sachs & Co. The issuer of the securities did not participate in the preparation of these Computational Materials and the issuer has not independently verified their accuracy or completeness.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' appropriateness in any particular context, nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither Goldman Sachs & Co. nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

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